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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):        February 2, 2005

                                 NCO Group, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)
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


                 Pennsylvania                                  0-21639                                     23-2858652
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(State or other jurisdiction of incorporation)         (Commission File Number)                  (IRS Employer Identification No.)


        507 Prudential Road, Horsham, Pennsylvania                                                             19044
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         (Address of principal executive offices)                                                            (Zip Code)
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        Registrant's telephone number, including area code (215) 441-3000

                                 Not Applicable
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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 ITEM 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 2, 2005, the Compensation Committee of the Board of
Directors of NCO Group, Inc. approved the base compensation of the following named executive officers (as defined in SEC Regulation S-K item 402(a)(3)) effective as of January 1, 2005:

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                 NAME AND
            PRINCIPAL POSITION                       YEAR              BASE COMPENSATION ($)
---------------------------------------------        ----              ---------------------
Michael J. Barrist                                   2005                    711,504
  Chairman of the Board, President and Chief         2004                    683,613
  Executive Officer

Stephen W. Elliott                                   2005                    300,000
  Executive Vice President, Information Technology   2004                    274,602
  and Chief Information Officer

Joshua Gindin, Esq.                                  2005                    300,000
  Executive Vice President                           2004                    278,866
  and General Counsel

Steven Leckerman                                     2005                    400,000
  Executive Vice President, and                      2004                    331,864
  Chief Operating Officer -
  Accounts Receivable Management, North America

Steven L. Winokur                                    2005                    400,000
  Executive Vice President, Finance,                 2004                    335,213
  Chief Financial Officer, Chief Operating Officer
  of Shared Services, and Treasurer


         Each of the named executive officers has an employment agreement with the Company pursuant to which such officer is paid the minimum base annual compensation set forth in the agreement subject to such increases as may be approved by the Compensation Committee. At a minimum, such base salaries are to be adjusted each year in accordance with changes in the Consumer Price Index for the Philadelphia area. The amounts reflected above include increases approved by the Compensation Committee as well as adjustments based on the Consumer Price Index.

         In the case of Michael J. Barrist, the Chairman of the Board, President and Chief Executive Officer of the Company, the Compensation Committee approved the personal use by Mr. Barrist of 25 hours per year of an aircraft partly owned by the Company in lieu of any increase in his base compensation other than the Consumer Price Index adjustment. Previously, Mr. Barrist reimbursed the Company for his personal use of the aircraft based on the Company's actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. Mr. Barrist will continue to reimburse the Company for any personal use of the aircraft in excess of 25 hours per year.

        The Compensation Committee also approved increases in the base compensation of certain other executive officers of the Company that are not "named executive officers" as defined in SEC regulations.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 NCO GROUP, INC.


Date:   February 8, 2005         By: /s/ Steven L. Winokur
                                     ---------------------
                                     Steven L. Winokur
                                     Executive Vice President, Finance,
                                     Chief Financial Officer,
                                     Chief Operating Officer of Shared Services,
                                     and Treasurer








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